Exhibit 99.1

Femasys Appoints John Moorhead to Board of Directors

ATLANTA – October 30, 2026 – Femasys Inc. (NASDAQ: FEMY), a leading biomedical innovator developing transformative fertility and non-surgical permanent birth control solutions designed to improve the standard of care, expand access, and reduce costs for women worldwide, announced today the appointment of John Moorhead to its Board of Directors as a board designee in connection with the Company’s August 2026 private placement. Mr. Moorhead brings more than two decades of experience in consumer marketing, brand development, product innovation and finance. He spent 12 years at Unilever’s Seventh Generation, where he rose to Chief Marketing Officer and helped transform the brand into a household name while more than quadrupling its Home Care business. Most recently, he served as Head of Marketing, North America, at SBM Life Science.

“We are excited to welcome John at this important inflection point as we ramp up commercialization efforts for our FemaSeed fertility portfolio to OB/GYNs and their patients,” said Kathy Lee-Sepsick, Chief Executive Officer and Founder of Femasys. “His consumer marketing experience will help us connect directly with women, whose treatment choices will drive demand for our fertility solutions. As we welcome John, we also extend our sincere appreciation to Dr. Kenneth Eichenbaum for his valued contributions during his tenure as the board designee associated with our November 2025 private placement.”

Mr. Moorhead commented, “My family’s own fertility journey gave me a firsthand understanding of the emotional, medical, and financial toll that treatment can take on women and their partners. That experience, together with my background in building consumer brands, drives my commitment to helping women and families understand their options and make informed choices. I’m excited to support Femasys as it works to change the standard of care in fertility.”

About Femasys Inc.

Femasys is a leading biomedical innovator developing transformative fertility and non-surgical permanent birth control solutions designed to improve the standard of care, expand access, and reduce costs for women worldwide. The Company is focused on commercializing its fertility portfolio, led by FemaSeed® Intratubal Insemination, together with complementary diagnostic and sperm preparation products, in the U.S. and key international markets. Femasys is also advancing FemBloc®, its non-surgical, in-office permanent birth control solution, toward U.S. FDA approval through the ongoing FINALE pivotal trial (NCT05977751). FemBloc received regulatory approvals in Europe, the UK and New Zealand in 2025, supporting commercialization through strategic partnerships in select international markets. Femasys’ portfolio is supported by broad intellectual property protection and clinical data demonstrating favorable safety, encouraging effectiveness results, and high patient and practitioner satisfaction.

Learn more at www.femasys.com, or follow us on X, Facebook and LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “pending,” “intend,” “believe,” “suggests,” “potential,” “hope,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: our ability to obtain regulatory approvals for our FemBloc product candidate; develop and advance our current FemBloc product candidate and successfully enroll and complete the clinical trial; the ability of our clinical trial to demonstrate safety and effectiveness of our product candidate and other positive results; estimates regarding the total addressable market for our products and product candidate; our ability to commercialize our products and product candidate, our ability to establish, maintain, grow or increase sales and revenues, or the effect of delays in commercializing our products, including FemaSeed; our business model and strategic plans for our products, technologies and business, including our implementation thereof; and those other risks and uncertainties described in the section titled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2025, and other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Femasys undertakes no duty to update such information except as required under applicable law.

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Contacts:
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